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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
2U, Inc.:

        We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

McLean, Virginia
September 23, 2015

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm